Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen Arizona Dividend Advantage Municipal Fund 3
333-165126
811-21157

On, February 24, 2011, under a 497 filing, accession number, 0001193125-11-045291, a copy of the Statement
Establishing and Fixing the Rights and Preferences of MuniFund Term Preferred Shares, considered to be an amendment to the Declaration of Trust of the above-referenced trust, was filed with the SEC as Appendix A to the Statement of Additional
Information and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.